UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ONLINE PRODUCTION SERVICES INC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with Preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

ONLINE PRODUCTION SERVICES INC.
310 – 425 Carrall Street.
Vancouver, BC V6B 6E3
Telephone: (604)-205-5107
Facsimile: (604)-205-5134

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
YOU ARE REQUESTED NOT TO SEND A PROXY

Approximate date of Mailing of this Information Statement: June 7th, 2004

TO ALL STOCKHOLDERS:

          NOTICE is hereby given that the Company will take the following actions pursuant to Written Consent of the Majority Shareholders of Online Production Services Inc.:

1.	To approve the reversal of the outstanding shares of common stock in the ratio of 1 for 50.

2.	To approve an Amendment to the Articles of Incorporation to change the name of the Corporation to “WAVENETWORX INC.”

          The Board of Directors has fixed the close of business on February 16th, 2004 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

          The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

/s/ Aerock Fox

Aerock Fox
Its: CEO/President
Date: June 7th, 2004

GENERAL INFORMATION

This information is being provided to the shareholders of OnLine Production Services, Inc. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the disclosed resolutions.

The Company's Board of Directors approved these actions by written consent on September 21, 2003 with respect to the reverse split and February 16, 2004 with respect to the name change and recommended that the resolutions be submitted for shareholder approval.

PROPOSAL 1– PURPOSE AND EFFECT OF APPROVING A REVERSE SPLIT
OF THE COMPANY’S STOCK 1 FOR 50

          The Board of Directors believes that, among other reasons, the low price for our Common Stock and number of shares of our Common Stock outstanding have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors. The Board of Directors had proposed the reverse stock split as one method to attract potential new investors in the Company.

          When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

          We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

           The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. Those shareholders owning fractional shares shall have their shares rounded up and shall be issued one share of the Company.

           The principal effect of the reverse stock split will be that (a) the number of shares of Common Stock issued and outstanding will be reduced from 54,651,093 shares as of June 7th, 2004 to approximately 1,093,021 shares (depending on the number of fractional shares that are issued one share and are subject to an increase of the number of Common Shares issued upon conversion of the preferred stock).

          The reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-one fiftieth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

          The reverse stock split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

          Shareholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by fifty). While we expect that the reverse stock split will result in an increase in the market price of our Common Stock, there can be no assurance that the reverse stock split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

Procedure for Exchange of Stock Certificates

           The reverse stock split will become effective June 28th, 2004, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

          Our transfer agent, Madison Stock Transfer Inc., PO Box 145-290, Brooklyn, N.Y. 11229, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

PROPOSAL 2 – PURPOSE AND EFFECT OF APPROVING THE AMENDMENT
TO CHANGE THE NAME OF THE CORPORATION TO WAVENETWORX
INC.

          The Board of Directors believes that the name change to Wavenetworx Inc. shall better represent the Company and its future business plans.

SHAREHOLDER’S RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320(2) of the Nevada Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the changes as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

DISSENTER’S RIGHTS

The Nevada Revised Statutes does not provide for dissenter's rights in connection with any of the proposed changes.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 54,651,093 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

VOTING SECURITITES AND PRINCIPAL HOLDERS THEREOF

The following Table sets forth the Common Stock ownership information as of April 7, 2004 with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Acquisition described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Table 1. Beneficial Ownership

Name	Shares Beneficially Owned	Percent of Class

Fox Productions Inc. (1)	3,838,899	7.02%
Aerock Fox (2)	1,967,516	3.60%
Susan Fox (3)	520,800.95%
Michael S. Edwards	5,679,667	10.00%
S.L. Feldman Enterprises	5,000,000	9.00%
Livint Communications	2,952,381	5.40%
BookedByUs.com Ltd. (4)	6,900,000	12.63%
Monarch Software Inc. (5)	1,200,000	2.2%
Wavenetworx Inc. (6)	7,000,000	12.81%
Snow Lion Entertainment Group (7)	1,167,763	2.14%

(1)	Wholly owned by Aerock Fox, Director and Officer
(2)	Director and Officer
(3)	Susan Fox, Director and Officer
(4)	Wholly owned by Susan Fox, Director and Officer

(5)	Wholly owned by Aerock Fox, Director and Officer
(6)	Wholly owned by Brad Kersch, Director
(7)	Wholly owned by Susan Fox, Director and Officer

Table 2, Voting Securities – Reverse Split

Name	Shares Beneficially Owned	Percent of Class

ACC Axis	200,000.37%
Chuck Buckley	36,000.07%
Chuck Buckley	234,250.43%
Columbus Entertainment	250,000.46%
Electric Sproket	283,150.52%
Fox Productions Inc.(1)	3,838,899	7.02%
Aerock Fox(2)	1,967,516	3.60%
Sharon Fox	380,000.70%
Susan Fox(3)	520,800.95%
LEC-LLC	1,367,110	2.50%
John Ribalkin	287,600.53%
Marilyn Noble	652,822	1.19%
Philmar Dev	97,150.17%
RB Source Marketing	100,000.18%
Terry Roycroft	1,954,976	3.58%
Snow Lion Entertainment(3)	1,167,763	2.14%
BookedByUs.com(7)	6,900,000	12.63%
Wavenetworx Inc.(6)	7,000,000	12.81%
Monarch Software Inc.(5)	1,200,000	2.2%

Total	28,438,036	52.04%

(1)	Wholly owned by Aerock Fox, Director and Officer
(2)	Director and Officer
(3)	Susan Fox, Director and Officer
(4)	Wholly owned by Susan Fox, Director and Officer
(5)	Wholly owned by Aerock Fox, Director and Officer
(6)	Wholly owned by Brad Kersch, Director
(7)	Wholly owned by Susan Fox, Director and Officer

Table 3, Voting Securities – Name Change

Name	Shares Beneficially Owned	Percent of Class

ACC Axis	200,000.37%
Columbus Entertainment	250,000.46%
Fox Productions Inc.(1)	3,838,899	7.02%
Aerock Fox(2)	1,967,516	3.60%
Sharon Fox	380,000.70%
Susan Fox(3)	520,800.95%
LEC-LLC	1,367,110	2.50%

John Ribalkin	287,600.53%
Aurora Ribalkin	20,000.04%
Marilyn Noble	652,822	1.19%
RB Source Marketing	100,000.18%
Terry Roycroft	1,954,976	3.58%
Snow Lion Entertainment(3)	1,167,763	2.14%
BookedByUs.com(7)	6,900,000	12.63%
Wavenetworx Inc.(6)	7,000,000	12.81%
Monarch Software Inc.(5)	1,200,000	2.2%

Total	27,807,486	50.88%

(1)	Wholly owned by Aerock Fox, Director and Officer
(2)	Director and Officer
(3)	Susan Fox, Director and Officer
(4)	Wholly owned by Susan Fox, Director and Officer
(5)	Wholly owned by Aerock Fox, Director and Officer
(6)	Wholly owned by Brad Kersch, Director
(7)	Wholly owned by Susan Fox, Director and Officer

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed acquisition which is not shared by all other stockholders.

ADDITIONAL INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the acquisition, and new Board of Directors. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: June 7th, 2004	ONLINE PRODUCTION SERVICES, INC.

/s/ Aerock Fox

Aerock Fox
Its: CEO/President